FIFTH AMENDMENT AGREEMENT


         THIS FIFTH AMENDMENT AGREEMENT (this "Fifth Amendment Agreement"), dated as of August 20, 2001 among GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, (herein referred to as "GSRP"), the lenders listed on the signature pages hereof (each individually referred to herein as a "Lender" and, collectively, as the "Lenders"), TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity herein referred to as the "Administrative Agent").

                              W I T N E S S E T H:

A. WHEREAS, GSRP entered into that certain Loan and Security Agreement with Textron Financial Corporation, Green Tree Financial Services Corporation and the Administrative Agent dated as of September 1, 1998 (as amended to but excluding the date hereof, the "Existing LSA" and, as amended hereunder, the "Amended LSA"), pursuant to which the Lenders agreed to make loans to GSRP in accordance with the terms of the Existing LSA;

B. WHEREAS, capitalized terms used herein shall have the meanings ascribed to the same in the Existing LSA and in Section 1 of this Fifth Amendment Agreement; and

C. WHEREAS, the parties to the Existing LSA have agreed to certain amendments to the Existing LSA as described and set forth below;

         NOW, THEREFORE, in consideration of the Administrative Agent's, the Lenders,' and GSRP's agreements hereunder, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders and GSRP hereby agree as follows:

         1. Amendments to Definitions. Upon this Fifth Amendment Agreement becoming effective on the Fifth Amendment Effective Date, the parties hereto agree that Section 1.1 of the Existing LSA is, and shall be deemed to be, amended and modified as follows:

                  1.1 The following new definitions are hereby added to Section
         1.1 of the Existing LSA:

                           Colorado First/PCL -- means Colorado First/PCL, A
                  Joint Venture

                           Colorado First/PCL Deed of Trust -- means that
                  certain deed of trust, dated August 20, 2001, from GSRP in favor of Colorado First/PCL securing the Colorado First/PCL Obligations, which deed of trust only encumbers the Steamboat Non-Penthouse Quartershare Interests that are owned by GSRP on the Fifth Amendment Effective Date.

                           Colorado First/PCL Obligations -- means that certain
                  promissory note (the "Colorado First/PCL Promissory Note") dated August 20, 2001 from GSRP payable to the order of Colorado First/PCL in the original stated principal amount of approximately $3,800,000 together with interest thereon and all other stated obligations therein.



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                           Colorado First/PCL Promissory Note -- as defined in
                  the definition of Colorado First/PCL Obligations.

                           Fleet/ASCRP Loan Documents -- as defined in Section
                  2.9 of the Fifth Amendment Agreement.

                           Fifth Amendment Agreement -- means that certain Fifth
                  Amendment Agreement dated as of August 20, 2001 among the GSRP, the Administrative Agent and the Lenders.

                           Fifth Amendment Effective Date -- as defined in the
                  Fifth Amendment Agreement.

                           Monthly Adjustment Date -- as defined in the
                  definition of "Release Price."

                           Steamboat Cash Pledge Agreement - as defined in
                  Section 2.11 of the Fifth Amendment Agreement.

                           Steamboat Collateral Sharing Agreement - as defined
                  in Section 2.3 of the Fifth Amendment Agreement.

                           Steamboat Construction Project Advances -- has the
                  meaning set forth in Section 2.1 hereof and shall include the Steamboat Penthouse Construction Project Advances.

                           Steamboat Non-Penthouse Quartershare Interest --
                  means a Steamboat Quartershare Interest that is not a Steamboat Penthouse Quartershare Interest.

                           Steamboat Penthouse Construction Advances -- means a
                  Steamboat Construction Project Advance made after the Steamboat Final Construction Cost Advance but during the Steamboat Commitment Period in respect of, but only in respect of, construction costs incurred by GSRP after the Fifth Amendment Effective Date for the completion of the construction of the Steamboat Residential Units located in the penthouse of the Steamboat Project.

                           Steamboat Penthouse Quartershare Interest -- means a
                  Steamboat Quartershare Interest in respect of a Steamboat Residential Unit that is located in the penthouse of the Steamboat Project.

                           Steamboat Settlement Agreement -- means that certain
                  Settlement, Release and Security Agreement dated as of August 20, 2001 between Colorado First/PCL and GSRP.

                           Steamboat Waiver, Extension and Restructuring Fee --
                  means a $750,000 fee payable to the Steamboat Construction Project Advance Lenders under Section 6 of the Fifth Amendment Agreement in consideration of their entering into the Fifth Amendment Agreement and agreeing therein to waive certain Events of Default in respect of the Steamboat Project, to extend the Steamboat Commitment Period, to share Release Prices in respect of Steamboat Non-Penthouse Quartershare


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

                  Interests at the Steamboat Project with Colorado/First PCL, and to extend the Steamboat Construction Project Advances Maturity Date.

                  1.2 The definition of "Canyons Construction Project Advances Maturity Date" in Section 1.1 of the Existing LSA is hereby amended and restated in its entirety as follows:

                           Canyons Construction Project Advances Maturity Date -
                  means September 28, 2002.

                  1.3 The definition of "Default Rate" is hereby amended and restated in its entirety as follows:

                           Default Rate -- means (a) at any time, with respect
                  to any of the Steamboat Obligations, the per annum rate of interest equal to the Interest Rate for the Steamboat Loan, then in effect, plus 2% per annum; provided, however, that such Default Rate shall in no event exceed the Maximum Rate and (b) at any time, with respect to any of the Canyons Obligations, the per annum rate of interest equal to the Interest Rate for the Canyons Loan, then in effect, plus 2% per annum; provided, however, that such Default Rate shall in no event exceed the Maximum Rate. To the extent that the obligation to which the Default Rate is to apply is not clearly a Steamboat Obligation or a Canyons Obligations, then the Default Rate provided for in clause (a) above shall apply thereto.

                  1.4 The definition of "Interest Rate" is hereby amended and restated in its entirety as follows:

                           Interest Rate -- (a) means, with respect to any
                  calendar month and with respect to the Canyons Loan, a per annum rate of interest equal to the greater of:

                           (i)      9.50%, or

                           (ii)     the sum of

                                    (A)      2.50%, plus

                                    (B)      the Prime Rate then in effect for
                                             such month.

                           To the extent that the interest rate for each
                  calendar month shall be based upon the Prime Rate, such Prime Rate shall be the Prime Rate in effect at 9:00 a.m. (Eastern time) on the 1st day of such month. The term "Prime Rate" shall mean the "prime rate" as announced from time to time by The Chase Manhattan Bank, New York, New York or any successor thereto. In the event The Chase Manhattan Bank, New York, New York or any successor thereto, shall discontinue announcement of said Prime Rate, a comparable index designated by the Lenders shall be used in calculating the Interest Rate. It is expressly agreed that the use of the term "prime rate" or any other similar designation is not intended to, nor does it, imply that said rate of interest is a preferred rate of interest or one which is offered by The Chase Manhattan Bank, New York, New York or any successor thereto to its most creditworthy customers, and

                           (b) means, with respect to any calendar month and
                  with respect to the Steamboat Loan, a per annum rate of interest equal to the greater of:



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                           (i)      9.00%, or

                           (ii)     the sum of

                                    (A)      3.50%, plus

                                    (B)      the Prime Rate then in effect for
                                             such month.

                           To the extent that the interest rate for each
                  calendar month shall be based upon the Prime Rate, such Prime Rate shall be the Prime Rate in effect at 9:00 a.m. (Eastern time) on the 1st day of such month. The term "Prime Rate" shall mean the "prime rate" as announced from time to time by The Chase Manhattan Bank, New York, New York or any successor thereto. In the event The Chase Manhattan Bank, New York, New York or any successor thereto, shall discontinue announcement of said Prime Rate, a comparable index designated by the Lenders shall be used in calculating the Interest Rate. It is expressly agreed that the use of the term "prime rate" or any other similar designation is not intended to, nor does it, imply that said rate of interest is a preferred rate of interest or one which is offered by The Chase Manhattan Bank, New York, New York or any successor thereto to its most creditworthy customers.

                  1.5 The definition of "Release Price" is hereby amended and restated in its entirety as follows:

                           Release Price -- means,

                           (a) in the case of any Steamboat Quartershare Interests as follows:

                           (i) in the case of any Steamboat Non-Penthouse
                  Quartershare Interest,

                                             (A) for so long as both Steamboat
                                    Obligations and Colorado First/PCL
                                    Obligations shall be outstanding and GSRP is obligated to pay a "release price" to Colorado First/PCL of 40% of the gross sales proceeds in respect of any sale of a Steamboat Non-Penthouse Quartershare
                                    Interest, the greater of (1) the remainder of (x) 100% of the minimum release dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon (subject to the proviso set forth at the end of this subclause(a)) minus (y) 40% of the gross sales proceeds in respect thereof and
                                    (2) 40% of the gross sales proceeds in
                                    respect thereof,

                                             (B) for so long as any Steamboat
                                    Obligations are outstanding but after all of the Colorado First/PCL Obligations shall have been paid in full, the greater of (1) 100% of the minimum release dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon that is


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

                                    being sold (subject to the proviso set forth at the end of this subclause(a)) and (2) 80% of the gross sales proceeds in respect of the Steamboat Non-Penthouse Quartershare Interest that is being sold and

                                             (C) after the Steamboat Obligations
                                    and the Colorado First/PCL Obligations have been fully and finally paid, the greater of
                                    (1) 100% of the minimum release dollar
                                    amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon that is being sold (subject to the proviso set forth at the end of this subclause(a)) and (y) 80% of the gross sales proceeds in respect the Steamboat Non-Penthouse Quartershare
                                    Interest that is being sold,

                           (ii) in the case of any Steamboat Penthouse
                  Quartershare Interest,

                                             (A) for so long as any Steamboat
                                    Obligation is outstanding, the greater of
                                    (x) 100% of the minimum release dollar
                                    amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon that is being sold (subject to the proviso set forth at the end of this subclause(a)) and (y) 80% of the gross sales proceeds in respect of the Steamboat Penthouse Quartershare Interest that is being sold;

                                             (B) after the Steamboat Obligations
                                    have been fully and finally paid, the
                                    greater of (x) 100% of the minimum release dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon that is being sold (subject to the proviso set forth at the end of this subclause(a)) and (y) 80% of the gross sales proceeds in respect of the Steamboat Penthouse Quartershare Interest that is being sold, and

                           (iii) with respect to any sale of 50% of a Steamboat
                  Quartershare Interest (a so-called "1/8th Steamboat Quartershare Interest"), the Release Price otherwise to be paid to the Administrative Agent shall be whatever the Release Price would have been for the full Steamboat Quartershare Interest in respect thereof except that any such "Release Price" based on Schedule 3 hereto (subject to the proviso set forth at the end of this subclause(a)) shall be reduced by 50%;

                  provided that

                                    (I) with respect to the "minimum release
                           dollar amounts" set forth on Schedule 3 hereto pertaining to unsold Steamboat Quartershare Interests, such "minimum release dollar amounts" shall be subject to adjustment on a monthly basis as of the date on which interest is scheduled to be paid on the Steamboat Notes (the "Monthly Adjustment Date") such that the


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                           aggregate amount of such "minimum release dollar
                           amounts," after giving effect to such adjustments on such Monthly Adjustment Date, shall not be less than the sum of the principal amount of the Steamboat Loan outstanding as of such Monthly Adjustment Date, plus the outstanding principal amount of the Colorado First/PCL Obligations as of such Monthly Adjustment Date plus the total amount of unused Steamboat Construction Project Advance Commitments available to be borrowed by GSRP as of such Monthly Adjustment Date; the individual adjustments to each of the "minimum release dollar amounts" relating to each of the unsold Steamboat Quartershare Interests shall be determined by GSRP using a reasonable methodology and shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed); the "minimum release dollar amount" applicable in subclauses (i),
                           (ii) and (iii) of this clause (a) and as otherwise referred to in this clause (a) as being set forth on
                           Schedule 3 hereto shall be the then current "minimum release dollar amounts" as adjusted under this subclause (1);

                                    (II) if unsold Steamboat Quartershare
                           Interests shall be sold by GSRP other than in the ordinary course of its business (including, without limitation, any bulk sales of such Steamboat Quartershare Interests), the "minimum release dollar amounts" then in effect in respect of such sold Steamboat Quartershare Interests shall be supplemented by adding thereto (x) in the case in which all of the remaining unsold Steamboat Quartershare Interests shall have been sold, all of the remaining unpaid Steamboat Obligations and (y) in any other case, an amount equal to the remainder (if positive) of (x) the principal amount of the Steamboat Loan outstanding after applying such "minimum release dollar amounts" as provided in
                           Section 2.5(d)(i) hereof less (y) the product of the remaining unsold Steamboat Quartershare Interests (after giving effect to such sale) times the then current "minimum release dollar amounts;" and

                                    (III) nothing in this clause (a) shall apply
                           to or otherwise affect any other Release Price determination in this definition,

                           (b) in the case of any Canyons Quartershare Interest,
                  (i) for so long as any Canyons Obligations are outstanding, 100% of the dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon and (ii) after the Canyons Obligations have been fully and finally paid, 50% of the dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon,

                           (c) in the case of any Jordan Bowl Quartershare
                  Interest, 50% of the dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon,

                           (d) in the case of any Attitash Quartershare
                  Interest, 50% of the dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon,

                           (e) in the case of any Killington Quartershare
                  Interest, 50% of the dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon, and



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

                           (f) in the case of any Mt. Snow Quartershare
                  Interest, 50% of the dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon.

         If at any time during a Commitment Period, there are no Obligations outstanding, the Release Price in respect of the sale of any Quartershare Interest shall be $0. With respect to the sale of any Commercial Unit, the release price shall be such amount as shall have been agreed between GSRP and the Administrative Agent and approved by the appropriate Project Required Lenders, provided that no release price shall be payable in connection with the release of the "Northeastern Commercial Core Assets" provided for in, and as defined in, the Fifth Amendment Agreement.

                  1.6 The definition of "Steamboat Construction Project Advance Commitment" is hereby amended and restated in its entirety as follows:

                           Steamboat Construction Project Advance Commitment--
                  means, with respect to each Steamboat Construction Project Advance Lender, the amount set forth underneath its signature hereto with respect to the making of Steamboat Construction Project Advances and Steamboat Interest Advances, provided that the amount of such Commitment shall be adjusted to give effect to any assumptions of such Commitments permitted under
                  Section 2.3(a)(i) hereof and any assignments of Commitments permitted under Section 2.6(b) hereof, provided further that such Commitment in respect of the Steamboat Final Construction Cost Advance shall not exceed $2,027,887.30 for Textron Financial Corporation, $506,971.83 for Litchfield Financial Corporation and $1,520,915.47 for Foothill Capital Corporation.

                  1.7 The definition of "Steamboat Construction Project Advances Maturity Date" is hereby amended and restated in its entirety as follows:

                           Steamboat Construction Project Advances Maturity Date
                  - means March 31, 2003.

                  1.7 The definition of "Steamboat Final Construction Cost Advance" is hereby amended and restated in its entirety as follows:

                           Steamboat Final Construction Cost Advance -- means
                  the last Steamboat Construction Project Advance in respect of Construction Costs under the Steamboat ~Construction Contract for the Steamboat Project, which shall have as its sole purpose the payment in full of First Colorado/PCL pursuant to the Steamboat Settlement Agreement.

                  1.8 The definition of "Steamboat Obligations" is hereby amended and restated in its entirety as follows:

                           Steamboat Obligations -- means all sums now or
                  hereafter loaned or advanced by any one or more of the Steamboat Construction Project Advance Lenders, the Steamboat Inventory Advance Lenders and/or the Administrative Agent to, or otherwise incurred by, GSRP under this Agreement in respect of the Steamboat Project, the Steamboat Notes and/or any of the other Steamboat Security Documents (including, without



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                  limitation, accrued and unpaid interest in respect of the
                  Steamboat Notes and the Loan Costs attributable to the Steamboat Project and/or the Steamboat Security Documents, the Steamboat Waiver, Extension and Restructuring Fee, all Steamboat Construction Project Advances, the Steamboat Final Construction Project Advance, all Steamboat Penthouse Construction Advances and any indemnification or reimbursement payments required under Section 1.3 of the Steamboat Collateral Sharing Agreement), and the full, prompt and complete performance of all obligations owed by, or undertakings or indemnities of, GSRP in respect of the Steamboat Project and/or the Steamboat Security Documents arising hereunder or thereunder.

                  1.9 The definition of "Steamboat Security Documents" is hereby amended and restated in its entirety as follows:

                           Steamboat Security Documents -- means (a) this
                  Agreement to the extent that it deals with the Steamboat Project, the Steamboat Construction Project Advances, the Steamboat Interest Advances and/or the Steamboat Inventory Advances, (b) the Steamboat Notes, (c) the Steamboat Blanket Mortgage, (d) the Steamboat Assignment of Rents, (e) the Steamboat Assignment of Contracts, (f) the Steamboat Assignment of Property-Related Contracts, (g) the Steamboat Assignment of the Construction Contract, (h) the Steamboat Assignment of the Architect's Contract, (i) the Subordination Agreement executed by the Steamboat Host Company in respect of the Steamboat Host Company Lease Agreement, (j) the Steamboat Assignment of Declarant's Rights, (k) the proxy for the Steamboat Declaration referred to in Section 3.9(c) hereof and
                  (l) the Steamboat Cash Pledge Agreement.

                  1.10 The definition of "Steamboat Termination Date" is hereby amended and restated in its entirety as follows:

                           Steamboat Termination Date -- means the earliest of

                                    (a) the date on which the Lenders'
                           obligations hereunder to make Advances are terminated pursuant to Section 8.2(a) of this Agreement,

                                    (b) the date on which the Obligations are
                           accelerated pursuant to Section 8.2(a) of this Agreement,

                                    (c) the date on which any of the Events of
                           Default set forth in Section 8.1(e) shall have occurred, and

                                    (d) December 31, 2001.

                  1.11 There shall be added to the definition of "Permitted Exception" in Section 1.1 of the Existing LSA the following: the First Colorado/PCL Deed of Trust.

         2. The Steamboat Final Construction Cost Advance. The Steamboat Lenders agree to advance to GSRP the Final Steamboat Construction Cost Advance (as defined in Section 1 above) in the aggregate principal amount of up to $4,055,774.60 (the maximum amount to be advanced by each Steamboat Lender is set forth in the definition of Steamboat Project Construction Advance Commitment set forth above), provided that (a) said amount is advanced into an escrow


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established by the Steamboat Settlement Agreement and the conditions set forth in Section 2.12 and Section 2.13 below are satisfied at the time of the delivery of said amount into such escrow; (b) the delivery of said amount into such escrow shall be further subject to the satisfaction of the conditions set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 below by the delivery of appropriate documents to the escrowee under the Steamboat Settlement Agreement; shall also be subject to the satisfaction of the conditions set forth in Sections 2.9, 2.10, 2.11 and 2.14 below by the full performance thereof or the delivery of documents and/or moneys into escrows to be established to the satisfaction of the Administrative Agent; and shall also be subject to the satisfaction of the conditions set forth in Section 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, and 12.7
hereof by the full performance thereof or the delivery of documents and/or moneys into escrows to be established to the satisfaction of the Administrative Agent; and (c) the release of said advance from the escrow established under the Steamboat Settlement Agreement shall be subject to the satisfaction of the conditions precedent set forth in Sections 2.7 and 2.8 below as well as the other conditions set forth in the 2001 Escrow Letter. Interest shall commence to accrue upon the aforesaid amount upon its funding into the aforesaid escrow notwithstanding that the Fifth Amendment Effective Date shall not have occurred; such interest shall be at the rate or rates provided for herein if the Fifth Amendment Effective Date occurs or at the existing rate or rates provided for in the Existing LSA if the Fifth Amendment Effective Date does not occur. The following conditions shall be applicable to this Section 2:

                  2.1 The Steamboat Settlement Agreement shall have been duly executed by Colorado First/PCL and GSRP, shall be in full force and effect. The Steamboat Settlement Agreement shall be in form and substance satisfactory to the Administrative Agent.

                  2.2 GSRP shall have executed and delivered to First Colorado/PCL the Colorado First/PCL Promissory Note and the Colorado First/PCL Deed of Trust, certified copies of which shall have been delivered to the Administrative Agent and which shall be in form and substance satisfactory to the Administrative Agent.

                  2.3 GSRP, the Administrative Agent and Colorado First/PCL shall have entered into a collateral sharing agreement with respect to the Steamboat Blanket Mortgage and the Colorado First/PCL Deed of Trust (the "Steamboat Collateral Sharing Agreement") in form and substance satisfactory to the Administrative Agent and the same shall be recorded in the Office of the Clerk and Recorder for Routt County, Colorado.

                  2.4 A copy of the final change order in respect of the Steamboat Construction Contract shall have been delivered to the Administrative Agent, shall have been consented to by the Steamboat Architect and shall be in form and substance satisfactory to the Administrative Agent. A fully executed Certificate of Substantial Completion (AIA Document G-704) shall have been delivered to the Administrative Agent in respect of the Steamboat Construction Contract and shall be in form and substance satisfactory to it; said Certificate of Substantial Completion shall show the only remaining work to be done to be work set forth on Exhibit 7 to the Steamboat Settlement Agreement.

                  2.5 The punchlist work set forth on Exhibit 7 to the Steamboat Settlement Agreement and the terms of performance and payment in respect thereof shall be satisfactory to the Administrative Agent. Colorado First/PCL shall have waived any mechanic's liens that could be asserted by it with respect to such punchlist work.

                  2.6 First Colorado/PCL shall have fully and finally released and/or waived all mechanic's liens that it has recorded or otherwise holds or has asserted against the Steamboat Project (including, without limitation, all Residential Units, Steamboat Quartershare Interests, commercial units and the "Parking Unit"), shall have dismissed with


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         prejudice the civil action it commenced in District Court in and for the County of Routt, Colorado, Case No. 01 CV 48, and shall have otherwise provided such additional documents to reflect the full satisfaction of all of its claims under the Steamboat Construction Contract (except with respect to the aforesaid punchlist work). Copies of such releases, dismissals and other documents shall have been delivered to the Administrative Agent and shall be in form and substance satisfactory to it.

                  2.7 First Colorado/PCL shall have caused to be fully and finally released and/or waived (and/or obtained at its sole cost lien substitution bonds for) all mechanic's, materialmen's and laborer's liens that have been recorded, are otherwise held or have been asserted by any subcontractor, materialman or laborer against the Steamboat Project (including, without limitation, the mechanic's, materialmen's and laborer's liens set forth on Schedule 1 hereto), shall have caused to be dismissed with prejudice any lien claims in respect of the civil actions referred to in Schedule 1 hereto and shall have otherwise provided such additional documents to reflect the full satisfaction or bonding over of all of such subcontractors,' materialmen's and laborers' lien claims under or in respect of the Steamboat Construction Contract (except with respect to the aforesaid punchlist work) as may be requested by the Administrative Agent. Copies of such releases, dismissals, bonds and other documents shall have been delivered to the Administrative Agent and shall be in form and substance satisfactory to it.

                  2.8 GSRP shall have delivered to the Administrative Agent title insurance endorsements to the Title Insurance Policy {Blanket} in respect of the Steamboat Project in form and substance reasonably satisfactory to the Administrative Agent whereby the effective date of such Title Insurance Policy {Blanket} shall be made the Fifth Amendment Effective Date, all exclusions and/or exceptions not satisfactory to the Administrative Agent shall have been removed or appropriate endorsements in respect thereof shall have been obtained. Such Title Insurance Policy {Blanket} shall be in an amount not less than the outstanding principal amount of the Steamboat Loan. All premiums in respect of such endorsement to such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

                  2.9 Copies of all lending documents between or among Fleet National Bank, Oak Hill (as defined below) and the Parent shall have been delivered to the Administrative Agent and shall be in form and substance satisfactory to the Administrative Agent (the "Fleet/ASCRP Loan Documents"). No default or event of default shall exist under the Fleet/ASCRP Loan Documents.

                  2.10 Oak Hill Capital Partners, L.P. ("Oak Hill"), a Delaware limited partnership, shall have made, contemporaneously with the closing of this Fifth Amendment Agreement, one or more equity and/or debt investments in American Skiing Corporation ("ASC"), a Delaware corporation, in an aggregate amount of not less than $12,500,000. Copies of all such investment documents shall have been delivered to the Administrative Agent and shall be in form and substance satisfactory to the Administrative Agent. In connection with such investment, ASC or a subsidiary of ASC shall have purchased from the Parent the assets set forth on Schedule 2 attached hereto denoted with a "+" (the "Sold Commercial Assets") for a net cash purchase price of not less than $12,500,000. The purchase and sale documentation in respect of said Sold Commercial Assets shall have been delivered to the Administrative Agent and shall be in form and substance satisfactory to the Administrative Agent.

                  2.11 The Parent shall have purchased from GSRP those certain commercial condominiums located in the Mt. Snow Project, the Killington Project and the Jordan Bowl Project and denoted by an asterisk on said
         Schedule 2 (the "Northeastern Commercial Core Assets") for a cash consideration of $1,000,000 and for an additional consideration in the form of a $20,776,830.07 in intercompany indebtedness of the Parent and shall have, as provided above in Section 2.10, included those Northeastern Commercial Core Assets denoted with a double asterisk on said Schedule 2 in the Sold Commercial Assets conveyed to ASC and shall have mortgaged and pledged the remaining Northeastern Commercial Core Asset retained by the Parent to the agent under the Fleet/ASCRP Loan Documents as additional collateral. GSRP shall have pledged to the Administrative Agent, and deposited with Fleet National Bank, N.A., all of such $1,000,000 pursuant to a deposit and joint pledge and control agreement in form and substance satisfactory to the Administrative Agent (the "Steamboat Cash Pledge Agreement"). The Steamboat Cash Pledge Agreement will secure, on a pari passu basis, the Steamboat Obligations under the Amended LSA and the obligations of the Parent under the Fleet/ASCRP Loan Documents. GSRP hereby grants a security interest to the Administrative Agent in and to the aforesaid intercompany indebtedness of the Parent owing to GSRP as additional collateral for the Steamboat Obligations and such intercompany indebtedness shall be deemed to be part of the Collateral.

                  2.12 The execution and delivery to the Administrative Agent of an escrow letter (the "2001 Escrow Letter") among Transnation Title Insurance Company, GSRP and First Colorado/PCL which shall be in form and substance satisfactory to the Administrative Agent and which shall provide, subject to the terms thereof, for the payment of the proceeds of the Final Steamboat Construction Cost Advance to First Colorado/PCL.

                  2.13 Textron Financial Corporation, in its individual lending capacity under that certain Statement of Intention and Special Additional Financing Agreement dated as of July 25, 2000, as amended, shall have extended to GSRP up to an additional $3,058,336.15 in advances.

                  2.14 The mechanic's lien recorded by IBI Group ($166,431.15) in respect of the Canyons Project shall have been released or insured over under the Title Insurance Policy {Blanket} or an endorsement thereto.

         3. Waiver. Upon this Fifth Amendment Agreement becoming effective on the Fifth Amendment Effective Date, each Default and/or Event of Default existing at such time and arising from or otherwise in respect of the failure of GSRP to perform its obligations under the Existing LSA or any of the Steamboat Security Documents with respect to or in respect of (a) the Steamboat Assignment of ~Construction Contract (including, without limitation, any improper notification of change orders thereunder), (b) the disputes under the Steamboat Construction Contract which are the subject of the Steamboat Settlement Agreement, (c) the Steamboat Construction Project Borrowing Base and Section 2.5(c)(ii) of the Existing LSA, (d) the Completion Date for the Steamboat Project, and (e) Sections 3.8 and 7.2(i) of the Existing LSA with respect to the mechanic's liens recorded by the Steamboat General Contractor and other subcontractors in respect of the Steamboat Project and with respect to the mechanic's lien recorded by IBI Group (for $166,431.15) in respect of the Canyons Project are hereby waived. No other Default or Event of Default (whether occurring prior to the date hereof or hereafter) shall be deemed waived, and the Administrative Agent on behalf of itself and the Lenders hereby reserves all of its and their respective rights and remedies under the Amended LSA, the other Security Documents, at law and in equity with respect thereto.

         4. Release of Northeastern Commercial Core Assets. Upon this Fifth Amendment Agreement becoming effective on the Fifth Amendment Effective Date, the Administrative Agent shall execute and deliver partial releases of the Blanket Mortgages and the other Security Documents in respect of the Northeastern Commercial Core Assets as well as the Beneficial Improvements Agreements and Host Company Lease Agreements (if any) related thereto (and the Lenders hereby so instruct the Administrative Agent). The Administrative Agent agrees to deliver such partial releases in escrow to an escrowee acceptable to the Administrative Agent and pursuant to an escrow agreement among GSRP, the Parent, Oak Hill, Fleet National Bank and the Administrative Agent that shall be in form and substance satisfactory to the Administrative Agent. No other Collateral shall be released or deemed released by virtue thereof.

         5. Maximum Permitted Outstanding Principal Amount. Upon this Fifth Amendment Agreement becoming effective on the Fifth Amendment Effective Date,
(a) Section 2.5(c)(iii) of the Existing LSA is hereby amended and restated in its entirety as follows:

                           (iii) If on each of the following test dates the
                  aggregate outstanding principal amount of all Advances exceeds the maximum outstanding principal amount of Advances set forth below, GSRP shall immediately pay the amount of such excess to the Administrative Agent together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by the Administrative Agent when received in good, collected funds as set forth in Section 2.5(d) hereof ratably to all Advances:



Test Date                       Maximum Outstanding Principal Amount of Advances

March 31, 2002                                    $50,000,000

September 30, 2002                                $25,000,000

March 31, 2003                                    $0

(b) Section 7.2(h) of the Existing LSA is hereby amended to allow for the incurrence of the indebtedness in respect of the Colorado First/PCL Promissory Note, (c) Section 7.2(i) of the Existing LSA is hereby amended to allow for the hypothecation by GSRP of the collateral under the Steamboat Cash Pledge Agreement in favor of the agent under the Fleet/ASCRP Loan Documents, provided that GSRP shall not become liable in respect of any of the obligations under the Fleet/ASCRP Loan Documents and the security interest of the agent under the Fleet/ASCRP Loan Documents and the Administrative Agent shall be of equal priority (any provision in the Existing LSA or any of the other Security Documents requiring that the security interest of the Administrative Agent in and to the collateral under the Steamboat Cash Pledge Agreement be a first priority security interest is hereby modified to give effect to the equal ranking of the security interest of the aforesaid agent in and to such collateral) and (d) Schedule 3 (Schedule of Minimum Release Prices) to the Existing LSA is hereby amended by replacing the portion thereof styled "The Grand Summit Resort Hotel at Steamboat Inventory Report" with the Schedule set forth hereto as Schedule 4 (said Schedule 4 to have a column showing the unit number for each unsold Steamboat Quartershare Interest , a column showing the type of unit for each unsold Steamboat Quartershare Interest, a column showing the quartershare associated with each such unsold Steamboat Quartershare

Interest, a column showing the "minimum release dollar amount" for each such unsold Steamboat Quartershare Interest immediately prior to the Fifth Amendment Effective Date and a column showing the "minimum release dollar amount" for each such unsold Steamboat Quartershare Interest immediately after the Fifth Amendment Effective Date; except as set forth in this clause (d), Schedule 3 to the Existing LSA shall not be amended or modified.

         6. Steamboat Waiver, Extension and Restructuring Fee. In consideration of the Steamboat Lenders agreeing to enter into this Fifth Amendment Agreement, to waive certain Defaults and Events of Default with respect to the Steamboat Project and the Steamboat Obligations, to extend the Steamboat Construction Project Advances Maturity Date and the Steamboat Commitment Period, to waive certain conditions precedent in respect of making the Final Steamboat Construction Cost Advance, to share Release Prices in respect of the Steamboat Non-Penthouse Quartershare Interests with First Colorado/PCL, and to release the Northeastern Commercial Core Assets as part of the Collateral, GSRP agrees to pay to Administrative Agent on behalf of the Steamboat Lenders the Steamboat Waiver, Extension and Restructuring Fee (to be shared by, and paid to, the Steamboat Lenders ratably based upon the principal amount of the Steamboat Loan held by each of them as of the Fifth Amendment Effective Date; successors and/or assigns of the Steamboat Lenders that are parties hereto shall be entitled to their ratable share of the portion of such fee that would have otherwise been paid to such party or parties). Said fee shall be deemed earned as of the date hereof, shall be part of the Steamboat Obligations, shall not bear interest, shall be secured by the Collateral, and shall be payable on and after the date on which the Steamboat Loan has been paid in full from Release Prices generated from sales of Steamboat Quartershare Interests and, after the Canyons Obligations have been paid in full, from Release Prices generated from sales of Canyons Quartershare Interests and all other Quartershare Interests.

         7. Steamboat Settlement Agreement. GSRP hereby confirms to the Administrative Agent that the Collateral includes the rights (but not the obligations) of GSRP under the Steamboat Settlement Agreement (and for the avoidance of doubt, GSRP hereby grants to Administrative Agent a security interest and lien in and to its rights (but not obligations) under the Steamboat Settlement Agreement).

         8. Sales of Steamboat Quartershare Interests; Colorado First/PCL Documents and the Steamboat Settlement Agreement. Anything contained in the Existing LSA to the contrary ~notwithstanding, failure by GSRP to comply with its undertakings in the Colorado First/PCL Promissory Note and/or in the Colorado First/PCL Deed of Trust shall constitute an immediate Event of Default, provided that GSRP's failure to pay in full on the maturity date of the Colorado First/PCL Promissory Note all amounts then due thereunder shall not constitute an event of default under the Amended LSA or any of the other Security Documents (including, without limitation, Section 8.1(h) of the Amended LSA). The foregoing notwithstanding, it shall be an immediate Event of Default if GSRP shall have failed to close sufficient sales of Steamboat Quartershare Interests prior to May 17, 2002 in order to fully pay the Colorado First/PCL Promissory Note and to obtain the full release of the Colorado First/PCL Deed of Trust by such date. GSRP shall not amend or modify the Colorado First/PCL Promissory Note, Colorado First/PCL Deed of Trust or the Steamboat Settlement Agreement without the prior written consent of the Administrative Agent.

         9. Penthouse Construction. GSRP agrees to complete the construction of all of the Steamboat Residential Units located in the penthouse of the Steamboat Project on or prior to December 31, 2001 in accordance with the Plans for the Steamboat Project and to obtain by such date for each of such Units a certificate of occupancy issued by Routt County, Colorado. GSRP agrees to promptly provide to the Administrative Agent copies of all construction contracts in connection with the aforesaid completion of said "penthouse units", which contracts shall be fixed price contracts and shall, in the aggregate, demonstrate that the completion of construction of said "penthouse units" (in accordance with the Plans for the Steamboat Project and on or prior to December 31, 2001) can be effected for a fixed price not in excess of $1,600,000 and shall otherwise be in form and substance satisfactory to the Administrative Agent. GSRP agrees to effect no change order and initiate or otherwise allow no construction change directives in respect of such construction contracts without the prior written consent of the Administrative Agent. All contractors, subcontractors, suppliers and laborers in respect of the completion of the construction of the "penthouse units" shall, to the extent requested by Administrative Agent, subordinate and make junior to the liens of the Administrative Agent in and to the Steamboat Project all of their respective mechanic's, materialmen's and laborer's liens, and the subordination documentation in respect thereof shall be satisfactory in both form and substance to the Administrative Agent. All construction contracts in respect of the completion of the "penthouse units" shall be collaterally assigned to the Administrative Agent pursuant to assignment documents in form and substance satisfactory to the Administrative Agent and each contractor thereunder shall have consented to such assignment in a written consent that shall also be in form and substance satisfactory to the Administrative Agent. GSRP acknowledges that the Lenders are providing limited financing for the completion of the construction of the "penthouse units" through the Steamboat Penthouse Construction Advances, which shall only be available until the end of the Steamboat Commitment Period, shall be subject to the same conditions precedent as any other Steamboat Construction Project Advance is subject to under the Existing LSA (except for such changes in such conditions as shall be required by there being a new general contractor to complete the construction of the "penthouse units" and there being a new "Steamboat construction budget" which shall be satisfactory to the Administrative Agent; but including, in any case, the submission of all required construction cost certificates, architect's certificates, and mechanic's lien waivers), shall be subject to the Parent's making the necessary funds available to GSRP on a timely basis to cover projected liquidity shortfalls in the Budget, and shall be subject to no Default or Event of Default existing under the Amended LSA or any default or event of default under the Fleet/ASCRP Loan Documents. The Lenders and the Administrative Agent agree that the pledged cash under the Steamboat Cash Pledge Agreement may be used to pay for, in part, the completion of such construction and such cash shall be made available to GSRP on the same terms and conditions as any Steamboat Penthouse Construction Advance is made available above to GSRP (subject to such additional conditions of release as may be set forth in the Steamboat Cash Pledge Agreement) and shall be made available to GSRP for such purposes only when GSRP shall have fully utilized the aforesaid limited financing under the Amended LSA and under the Statement of Intention and Special Additional Financing Agreement referred to in Section 12.5 hereof. Disbursements in respect of the construction of the "penthouse units" may, at the discretion of the Administrative Agent, be pursuant to a disbursement agent in Colorado and GSRP agrees to pay the reasonable fees and expenses of such disbursement agent. For the avoidance of doubt, Section 3.8 of the Existing LSA shall continue to have full application to the completion of the construction of the aforesaid "penthouse units." Prior to commencing the work with respect to the aforesaid "penthouse units," GSRP shall certify and otherwise demonstrate to the Administrative Agent that it has sufficient cash on hand or other cash equivalent availability to pay for all costs in respect of such work and that it or its Parent has taken appropriate measures to assure the continued availability of such cash or cash equivalents (all of which shall be satisfactory to the Administrative Agent). Upon the issuance of final certificates of occupancy for each of the Steamboat Residential Units located in the penthouse of the Steamboat Project, the Administrative Agent shall release its lien and security interest in the remaining amount of cash pledged under the Steamboat Cash Pledge Agreement. Upon the issuance of a certificate of occupancy for any of the aforesaid "penthouse units," GSRP shall promptly close any Contracts in respect thereof.

         10. Miscellaneous; Events of Defaults. The covenants and undertakings of GSRP set forth in this Fifth Amendment Agreement shall be incorporated into and made a part of the Existing LSA. All of the other Security Documents are hereby automatically amended and modified to give effect to this Fifth Amendment

Agreement. Each of the holders of Canyons Construction Project Advance Notes and Steamboat Construction Project Advance Notes shall attach a copy of this Fifth Amendment Agreement to each of said Notes. GSRP and the Lenders agree that, anything contained in the Existing LSA to the contrary notwithstanding, (a) different Interest Rates shall apply to the Steamboat Obligations and the Canyons Obligations, as provided above in Section 1 of this Fifth Amendment Agreement, (b) the Steamboat Waiver, Extension and Restructuring Fee shall be payable solely to the Steamboat Lenders, (c) different Maturity Dates apply to the Canyons Loan and the Steamboat Loan, and (d) the Steamboat Cash Pledge Agreement and the pledged rights of GSRP under the Steamboat Settlement Agreement, while constituting Collateral, shall inure solely to the benefit of the Steamboat Lenders and shall solely secure the Steamboat Obligations. Anything contained in the Existing LSA to the contrary notwithstanding, failure by GSRP to comply with its undertakings in Sections 8 or 9 of this Fifth Amendment Agreement shall constitute an immediate Event of Default. Anything contained in the Existing LSA to the contrary notwithstanding, any failure by the Parent to make funds available to GSRP to cover projected cash shortfalls under the Budget as contemplated herein (whether such failure is a result of the Parent not having access to such funds under the Fleet/ASCRP Loan Documents or otherwise) shall constitute an immediate Event of Default. The terms and provisions of the Steamboat Collateral Sharing Agreement shall, with respect to the Steamboat Non-Penthouse Quartershare Interests, take precedence over the application of proceeds provisions of Section 8.2(c)(i) of the Existing LSA. GSRP and the Lenders agree that the Steamboat Loan and Canyons Loan shall continue to be evidenced by the Steamboat Construction Project Advance Notes and the Canyons Construction Project Advance Notes, respectively, and any reference in the Existing LSA or other Security Documents to the "Steamboat Inventory Advance Notes, "Canyons Inventory Advance Notes" and/or "Inventory Notes" shall be deemed to be a reference to the Steamboat Construction Project Advance Notes and the Canyons Construction Project Advance Notes, as the case may be. The Administrative Agent is hereby instructed to disburse to the Lenders (on a ratable basis based on their respective holdings of Steamboat Obligations and the Canyons Obligations) on the Fifth Amendment Effective Date all amounts, if any, in the Cash Collateral Account for application by such Lenders to the Obligations and to disburse, on each date on which interest is otherwise scheduled to be paid on the Notes after the Fifth Amendment Effective Date (or more frequently as the Administrative Agent may elect) to the Lenders (on a ratable basis based on their respective holdings of Steamboat Obligations and the Canyons Obligations) any amounts that are or would have been deposited into the Cash Collateral Account under the Existing LSA for application by such Lenders to the Obligations.

         Textron Financial Corporation, in its individual capacity as a Canyons Construction Project Advance Lender, agrees, anything contained herein or in the Amended LSA to the contrary notwithstanding, that its Canyons Construction Project Advance Note and the portion of the Canyons Loan evidenced thereby shall bear, after the Fifth Amendment Effective Date, interest at a rate of interest as provided herein for the Canyons Loan except that the interest rate "floor" shall not be 9.50% per ~annum but rather 9.0% per annum. The immediately preceding sentence shall have no application to any Canyons Construction Project Advance Lender except Textron Financial Corporation.

         11. Representations and Warranties. GSRP hereby represents and warrants as of the date hereof as follows, which representations and warranties are hereby incorporated into and made part of the Amended LSA:

                  11.1 Except as otherwise disclosed on Schedule 3 attached hereto, each of the representations and warranties contained in Section 3 of the Existing LSA (other than Section 4.4 thereof) is true and correct as of the date hereof.

                  11.2 Except with respect to the Permitted Exceptions (as defined herein), all Liens granted to the Administrative Agent under the Existing LSA and the other Security Documents are duly granted, valid, perfected and prior in right to all other Liens that now or hereafter may be granted to or held by any other Person.

                  11.3 The execution and delivery of this Fifth Amendment Agreement, the Steamboat Cash Pledge Agreement, the Modification Documents and the other documents and instruments contemplated herein, and compliance by GSRP with all of the provisions of this Fifth Amendment Agreement, the Existing LSA, as amended hereby, and each of the other documents set forth above are:

                           (i)      within the corporate powers of GSRP; and

                           (ii) valid and legal acts and will not conflict with,
                  or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of GSRP under the provisions of, any agreement, charter instrument, bylaw or other instrument to which GSRP is a party or by which its Property may be bound.

                  11.4 Neither the nature of GSRP, nor of any of its businesses or Properties, nor any relationship between GSRP and any other Person, nor any circumstance in connection with the execution or delivery of this Fifth Amendment Agreement and the other documents contemplated in connection herewith, nor the operation of any Project and the sale, or offering for sale, of any Quartershare Interest of any of the Projects by GSRP, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of GSRP, as a condition of the execution, delivery or performance of this Fifth Amendment Agreement, the Steamboat Settlement Agreement, the Steamboat Cash Pledge Agreement and the other documents contemplated in connection herewith.

                  11.5 GSRP will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness under, or prohibits the execution of, or compliance with, this Fifth Amendment Agreement by GSRP. GSRP has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property constituting the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Exceptions and all Liens in favor of the Administrative Agent in respect of such Collateral remain in full force and effect.

                  11.6 GSRP is not entering into this Fifth Amendment Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Fifth Amendment Agreement and the making of the Advances contemplated hereunder, (a) the assets of GSRP at a fair valuation thereof on a going concern basis will not be less than its debts, (b) GSRP is not currently engaged in or about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (c) GSRP will be able to pay its respective debts as they become due. "Debt" for purposes of this Section 11.6 means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

                  11.7 After giving effect to this Fifth Amendment Agreement, no Default or Event of Default has occurred or is continuing, nor does any event or condition exist that would constitute a Default or an Event of Default. No material adverse change has occurred in or in respect of the Collateral or any one or more of the Projects that has not been disclosed to the Administrative Agent and Lenders in writing. The Obligations continue to be Senior Debt under, and as defined in, the ASC Indenture and no default or event of default exists under such Indenture and, after giving effect to the purchase of the Sold Commercial Assets by ASC or a subsidiary thereof, no defaults or events of default will exist under said Indenture or any other agreement for indebtedness for borrowed money, any financing lease or any guaranty of any of the foregoing to which ASC or any subsidiary thereof is a party. No default by the Parent in the payment of indebtedness for borrowed money or in respect of any financing lease or any guarantee issued by the Parent in respect of indebtedness for borrowed money or financing leases exists. GSRP has not issued and is not otherwise obligated in respect of any obligation of the Parent, ASC or any subsidiary of ASC for borrowed-money indebtedness, any financing lease or any guaranty.

                  11.8 Mount Snow, Ltd., Killington, Ltd., and Sunday River Skiway Corporation have pledged no Collateral to the Administrative Agent but have agreed to make payments to the Administrative Agent under their respective Beneficial Improvement Agreements in respect of the Northeastern Commercial Core Assets, all of which payments are being released from the Liens of the Blanket Mortgages and other Security Documents pursuant to Section 4 hereof.

                  11.9 The aggregate amount of the Steamboat Quartershare Interest "minimum release dollar amounts" set forth on Schedule 4 attached hereto, to be in effect immediately after the Fifth Amendment Effective Date, is equal to the aggregate outstanding principal balances of the Steamboat Loan and the Colorado First/PCL Promissory Note as of such date.

         12. This Fifth Amendment Agreement shall become effective on the date (the "Fifth Amendment Effective Date") on which the parties hereto shall have executed this Fifth Amendment Agreement and each of the following conditions shall have been satisfied:

                  12.1 Warranties and Representations True as of Fifth Amendment Effective Date. The warranties and representations contained or referred to in this Fifth Amendment Agreement shall be true in all material respects on the Fifth Amendment Effective Date with the same effect as though made on and as of that date. The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, dated as of the Fifth Amendment Effective Date, signed by an Executive Vice-President or Vice President of GSRP and certifying that the warranties and representations of GSRP contained in this Fifth Amendment Agreement are true in all material respects on the Fifth Amendment Effective Date.

                  12.2     Secretary's Certificates.

                  The Administrative Agent shall have received a certificate of the Secretary or any Assistant Secretary of GSRP, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Fifth Amendment Effective Date, certifying

                           (i) the adoption by the Board of Directors of GSRP of
                  a resolution authorizing GSRP to enter into this Fifth Amendment Agreement, the Steamboat Settlement Agreement, the Steamboat Collateral Sharing Agreement and the transactions and instruments contemplated hereby and thereby and to sell the Northeastern Commercial Core Assets to ASC or a subsidiary thereof, and

                           (ii) the incumbency and authority of, and verifying
                  the specimen signatures of, the officers of GSRP authorized to execute and deliver this Fifth Amendment Agreement, the Modification Agreements (referred to below), the Steamboat Cash Pledge Agreement, the Steamboat Collateral Sharing Agreement and the other documents contemplated hereunder.

                  12.3 Legal Opinion. GSRP shall have delivered to Administrative Agent and the Lenders a legal opinion from its General Counsel in form and substance reasonably satisfactory to the Lenders and Administrative Agent. GSRP shall have delivered to Administrative Agent and the Lenders a legal opinion from its Colorado counsel in form and substance reasonably satisfactory to the Lenders and Administrative Agent.

                  12.4 Expenses. GSRP shall have paid all fees and expenses required to be paid by it pursuant to Section 11.2 of Existing LSA pursuant to invoices or other bills submitted to GSRP.

                  12.5 Consent. Each Lender shall have consented to this Fifth Amendment Agreement. Textron Financial Corporation, in its individual lending capacity, shall have executed and delivered to GSRP an amendment to the Statement of Intention and Special Additional Financing Agreement dated as of July 25, 2000 that, among other things, provides for Textron Financial Corporation, in its individual lending capacity, to extend an additional $3,058,336.15 in advances to GSRP in connection with the closing of the Steamboat Settlement Agreement.

                  12.6     Other Documents.

                           (a) GSRP shall have executed a modification agreement
                  (individually, a "Modification Agreement" and, collectively, the "Modification Agreements") to each of the Blanket Mortgages, each in form and substance satisfactory to the Administrative Agent, and shall have delivered the same to the Administrative Agent and shall have delivered to the Administrative Agent title insurance endorsements to the Title Insurance Policy {Blanket} in respect of the Canyons, Mt. Snow, Killington, Attitash and Jordan Bowl Projects in form and substance satisfactory to the Administrative Agent whereby the effective date of such Title Insurance Policy {Blanket} shall be made the Fifth Amendment Effective Date, all exclusions and/or exceptions not satisfactory to the Administrative Agent shall have been removed or appropriate endorsements in respect thereof shall have been obtained. All premiums in respect of such endorsement to such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

                           (b) Each of the other Persons that shall have
                  delivered subordination agreements to the Administrative Agent in connection with the original closing of the Existing LSA shall have executed this Fifth Amendment Agreement to show its consent to the same.

                  12.7 Proceedings. All actions taken in connection with the execution of this Fifth Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received copies of such documents and papers as it or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  12.8 Release of Escrow. The proceeds of the Final Steamboat Construction Cost Advance shall have been released from the escrow established pursuant to the Steamboat Settlement Agreement and the 2001 Escrow Letter in accordance with their respective terms and paid by the escrowee thereunder to CFC/PCL or as otherwise provided for in said Agreement or Letter.

         13.      Miscellaneous.

                  13.1 This Fifth Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  13.2 This Fifth Amendment Agreement shall be governed by the internal laws of the State of Maine. To the extent any provision of this Fifth Amendment Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

                  13.3 The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Fifth Amendment Agreement as a whole and not to any particular Section or other subdivision.

                  13.4 All warranties, representations and covenants made by GSRP herein or in the Existing LSA or in any certificate or other instrument delivered by it or on its behalf under this Agreement or in the Existing LSA shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Fifth Amendment Agreement.

                  13.5 Except as explicitly amended by, or otherwise provided for in, this Fifth Amendment Agreement , the Existing LSA, the Notes and the other Security Documents remain in full force and effect under their respective terms as in effect immediately prior to the effectiveness of this Agreement, and GSRP hereby affirms all of its obligations thereunder.

                  13.6 This Fifth Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

   [Remainder of page intentionally left blank. Next page is signature page.]

         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment Agreement as of the day and year first above written.

GSRP:                                             Lender:

GRAND SUMMIT RESORT                               TEXTRON FINANCIAL
PROPERTIES, INC.                                  CORPORATION



By: /s/ Foster A. Stewart, Jr.                 By: /s/ Nicholas L. Mecca
   ----------------------------------              -----------------------------
   Name: Foster A. Stewart                         Name: Nicholas L. Mecca
   Title: Senior Vice President and                Title: Division President
          General Counsel
                                                  Lender:

                                                  FOOTHILL CAPITAL CORPORATION


                                                By:  /s/ Stacy Yucht
                                                   -----------------------------
                                                   Name: Stacy Yucht
                                                   Title: Vice President


                                                  Lender:

                                                  FINOVA CAPITAL CORPORATION



                                                By:  /s/ Gayle R. McKenzie
                                                   -----------------------------
                                                   Name: Gayle R. McKenzie
                                                   Title: Vice President

                                     Lender:

                                                LITCHFIELD FINANCIAL CORPORATION



                                                By:  /s/ Nicholas L. Mecca
                                                   -----------------------------
                                                   Name: Nicholas L. Mecca
                                                   Title: Vice President

Administrative Agent:

TEXTRON FINANCIAL CORPORATION



By:  /s/ Nicholas L. Mecca
   -----------------------------
   Name: Nicholas L. Mecca
   Title: Division President


AGREED AND CONSENTED TO:

L.B.O. HOLDING, INC.




By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel

MOUNT SNOW, LTD.




By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel


KILLINGTON, LTD.




By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel


SUNDAY RIVER SKIWAY CORPORATION




By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel


ASC UTAH, INC.


By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel



STEAMBOAT SKI & RESORT CORPORATION




By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel

AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.*




By:  /s/ Foster A. Stewart, Jr.
   -----------------------------
   Name: Foster A. Stewart
   Title: Senior Vice President and General Counsel


*American Skiing Company Resort Properties, Inc. (the "Parent") refers to
Section 4.2 of that certain Second Amended and Restated Credit Agreement dated as of July 31, 2000 among the Parent, Fleet National Bank, as agent (the "Agent"), and the lenders signatories thereto, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 20, 2001 (the "Fleet Loan Agreement") and hereby makes the following statements and undertakings in favor of GSRP, the Administrative Agent and the Lenders: (1) as of the Fifth Amendment Effective Date, there shall be not less than $5,500,000 of cash on-hand in the General Cash Collateral Account (prior to giving effect to the transfer of the $1,000,000 referred to in the following clause (2)), (2) as of the Fifth Amendment Effective Date, $1,000,000 of that $5,500,000 will have been infused into GSRP in connection with the acquisition by the Parent of the Northeastern Commercial Core Assets, (3) upon receipt by the Parent from time to time after the Fifth Amendment Effective Date of a written request from GSRP for a cash infusion, the Parent agrees to promptly submit a disbursement request to the Agent under Section 4.2 of the Fleet Loan Agreement to withdraw from the General Cash Collateral Account (as defined in the Fleet Loan Agreement) cash in the amount so requested by GSRP, and the Parent further agrees, upon receipt of such cash from the Agent, to promptly loan the same to GSRP, provided that (a) the terms and conditions in respect of such request set forth in Section 4.2 of the Fleet Loan Agreement are satisfied and (b) the cash proceeds from such request are used to cover cash shortfalls of GSRP under the Budget (as such term is defined in the Fleet Loan Agreement), a copy of which has been delivered to the Administrative Agent, (4) absent a Default under, and as defined in, the Fleet Loan Agreement, the Parent agrees to maintain a balance at all times in the General Cash Collateral Account such that GSRP shall have access to, and the use of, the aforesaid $5,500,000 less the amounts that the Parent shall have withdrawn therefrom at GSRP's instruction (including the aforesaid $1,000,000 withdrawal), (5) the Parent agrees not to amend or modify
Section 4.2 of the Fleet Loan Agreement without the prior written consent of the Administrative Agent, (6) as of the Fifth Amendment Effective Date, no Default or Event of Default (as such terms are defined in the Fleet Loan Agreement) exists, and (7) the Parent hereby confirms all of its obligations under the Subordination Agreement in favor of the Administrative Agent and the Lenders to which it is a party and acknowledges that the same shall be applicable, among other things, to any and all indebtedness incurred by GSRP in favor of the Parent pursuant to clause (3) above.

                                   Schedule 1

List of Mechanic's, Materialmen's and Laborer's Liens To Be Released/List of Civil Actions to Foreclose Such Liens


1.  Comelco Electric, Inc.

Mechanics Lien, evidenced by statement of lien in amount of $1,525,075.00 recorded October 9, 2000 at Reception No. 534345.

Mechanics Lien, evidence by statement of lien in the amount of $1,915,500.00 recorded March 27, 2001 at Reception No. 542828.

Notice of Lis Pendens (third-party plaintiff) recorded June 28, 2001 at Reception No. 547589/Civil Action No. 01 CV 48 in the District Court of the County of Routt

2.  Ace Tile & Terrazzo, Inc.

Mechanics Lien, evidenced by statement of lien in the amount of $346,290.83 recorded December 22, 2000 at Reception No. 538408.

Mechanics Lien, evidenced by statement of lien in the amount of $325,594.42 recorded March 1, 2001 at Reception No. 541251.


3. Colorado First/PCL, a Joint Venture

Mechanics Lien, evidenced by statement of lien in the amount of $5,456,777.00 recorded January 8, 2001 at Reception No. 538942.

Mechanics Lien, evidenced by statement of lien in the amount of $6,633,072.00 recorded May 29, 2001 at Reception No. 545760.

Notice of Lis Pendens rcorded May 4, 2001 at Reception No. 544637/ Civil Action No. 01 CV 48 in the District Court of the County of Routt

4.  Duckels Construction, Inc.

Mechanics Lien, evidenced by statement of lien in the amount of $238,314.01 recorded March 26, 2001 at Reception no. 542806.

Notice of Lis Pendens (third-party plaintiff) recorded July 11, 2001 at Reception No. 548155/Civil Action No. 01 CV 48 in the District Court of the County of Routt

5.  Diversified Builders, Inc.

Mechanics Lien, evidenced by statement of lien in the amount of $986,600.00 recorded April 4, 2001 at Reception No. 543260.


6.  Western States Fire Protection Company

Mechanics Lien, evidenced by statement of lien in the amount of $195,063.50 recorded April 27, 2001 at Reception No. 544280.


7.  Edge Construction Specialists, Inc.

Mechanics Lien, evidenced by statement of lien in the amount of $349,002.35 recorded April 27, 2001 at Reception No. 544281.


8.  Jean Wells dba Wells Contracting Services, Inc.

Mechanics Lien, evidenced by statement of lien in the amount of $12,791.96 recorded May 29, 2001 at Reception No. 545767.


9.  RK Mechanical Inc.

Mechanics Lien, evidenced by statement of lien in the amount of $3,856,520.91 recorded June 11, 2001 at Reception No. 546649.


10. Champagne Industries, Inc. D/B/A Atrium Window and Door Company of the Rockies

Mechanics Lien, evidenced by statement of lien in the amount of $120,252.82 recorded July 20, 2001 at Reception No. 548616.

~

                                   Schedule 2

                             Sold Commercial Assets


Killington Grand Summit Hotel, Killington, Vermont - the Commercial Unit.*  +

Jordan Grand Summit Hotel, Newry, Maine - Commercial Unit 1.* +

Mount Snow Grand Summit Hotel, Dover, Vermont - the Commercial Unit. *  **

Stagecoach parking lot at Heavenly ski resort, Stateline, Nevada +

Jordan Bowl developmental property consisting of approximately 272 acres in Newry and Riley Townships, Maine. +






*Denotes Northeastern Commercial Core Assets that will be sold to the Parent by GSRP.

** Denotes Northeastern Commercial Core Assets that will be pledged as collateral under the Fleet/ASCRP Loan Documents.

+ Denotes an asset that will be sold by the Parent to ASC.

                                   Schedule 3


                   Exceptions to Representation and Warranties


None.

                                   Schedule 4

      Steamboat Minimum Release Prices as of Fifth Amendment Effective Date